UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, AZ	85028
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2024, Edgio, Inc. (“Edgio” or the “Company”) received a notification letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “2024 1Q Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the SEC.

The Company previously reported in its Notification of Late Filing on Form 12b-25, filed with the SEC on May 13, 2024, that the Company was unable to file its 2024 1Q Form 10-Q within the prescribed time period due to the Company’s previous independent registered public accounting firm’s decision to resign as independent registered public accounting firm of the Company, effective December 18, 2023. The Audit Committee of the Board of Directors of the Company accepted the resignation and immediately engaged in a thorough search for a new independent registered public accounting firm.

Due to the engagement of a new independent registered public accounting firm in the first quarter of 2024, the Company requires additional time to complete the procedures necessary to file its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and accordingly, the 2024 1Q Form 10-Q for the period ended March 31, 2024 is delayed.

The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. The Company is required to update its plan to regain compliance with the Rule. The Nasdaq previously granted the Company until June 30, 2024 to file its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) to regain compliance. The Company has requested that Nasdaq grant the Company an exception of up to 180 calendar days from the prescribed due date for filing the 2024 1Q Form 10-Q, or until September 30, 2024, to regain compliance. The Company intends to file the 2023 Form 10-K and the 2024 1Q Form 10-Q as promptly as possible in order to regain compliance with the Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

Forward-Looking Statement Disclaimer

The Company includes in this Current Report on Form 8-K “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expects,” “estimates,” “intends,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results, including without limitation, statements regarding the Company’s current expectations and intentions with respect to the filing of its 2023 Form 10-K. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on June 29, 2023 and the Company’s subsequent reports filed with the SEC.

All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Item 7.01	Regulation FD Disclosure.

On May 21, 2024, the Company issued a press release announcing its receipt of the Notice from Nasdaq, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Edgio, Inc., dated May 21, 2024.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2024	EDGIO, INC.

/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary